UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported): March 2, 2000

                      Restaurant Teams International, Inc.

             (Exact name of registrant as specified in its charter)


  State of Texas               001-13559                       75-2337102
(State of incorporation)   (Commission File No.)            (IRS Employer
                                                             Identification No.)


                          911 N.W. Loop 281, Suite 111
                              Longview, Texas 75604
               (Address of principal executive offices) (Zip code)

                                    No change
             (Former name of address, if changed since last report).

Item 5.  Other events

     Restaurant Teams International, Inc. issued the following press releases on February 9th, 22nd, & 23rd respectively.

February 9th:

     Restaurant Teams International Inc. Acquires the Assets of Tanner's Restaurant Group Inc.

Restaurant Teams International, Inc. (RTIN), Longview, Texas, has acquired substantially all of the operating assets of the chapter 11 subsidiaries of Tanner's Restaurant Group, Inc. RTIN has completed the sale process, which was approved by the US Bankruptcy Court in Atlanta Tuesday February 8, 2000.

Stanley L. Swanson, Chief Executive Officer of Restaurant Teams International, Inc. stated, "We are all very excited to announce the completion of this acquisition of the Tanner's restaurants in Atlanta. This was a solid opportunity in a great market. Currently there are other opportunities under review. We are looking forward to increasing the value of "RTIN" through future acquisitions this year."

Curtis A. Swanson, Chief Financial Officer Stated, "I am pleased that we have successfully completed the acquisition of Tanner's so quickly. This all cash purchase, will maximize the projected $9 million in additional revenues for the year 2000, with an estimated $1.2 million in EBITDA which we expect to impact earnings by $0.10 cents per share."

Tanner's is a 14 year-old restaurant concept with a reputation built on friendly service and quality food. The concept is that of a full service family restaurant serving foods such as rotisserie chicken, BBQ ribs, shrimp, chili, salads, 13 varieties of vegetables, and more. Tanner's restaurants are said to be "An Atlanta Tradition".

Restaurant Teams International, Inc. is a public holding company whose stock trades on the fully reporting NASDAQ OTC BB.

This press release may contain forward-looking statements, which are generally preceded by words such as "believes", "expects", "anticipates", or "intends". Such statements are subject to risks and uncertainties, including but not limited to competitive conditions, real estate zoning and permitting complications, government regulations, and general conditions in the restaurant market.

Contact: Restaurant Teams International Inc.
         Curtis A. Swanson CFO (903) 295-6800

February 22nd:

     Restaurant Teams International Inc., Acquires Regulatory Solutions Inc.

Restaurant Teams International, Inc. (RTIN), Longview, Texas, announced today that it has successfully completed the acquisition of privately held Regulatory Solutions Inc. (RSI). RSI is a business to business, (B2B), Professional Services Company. The company's founder, Mr. Johann Wasserman, will remain in his current position as President & CEO of RSI. Mr. Wasserman, who has been in the regulatory business for over 15 years, brings the contacts and networking of over 1000 clients in 47 states such as Sodexho Marriott (NYSE:SDH), Delta Daily Foods, and Pavestone Corp. to the acquisition.

RSI specializes in State and Federal laws that govern both the employer and employee in the work place. The company provides proprietary "Worksafe" training and certification programs utilized as a major outsource for regional and national businesses alike.

The "Worksafe" programs, which are marketed on both a corporate and franchise level, provide cutting edge safety and training designed to address the specific needs of management as it relates to ongoing safety and health issues associated with their industry. RSI is expanding through marketing a well-designed franchise program. RSI franchisees will develop regional territories and provide customer service for the ongoing needs of the franchise client acting as a direct liaison between the franchisor and the end user. The Worksafe programs address vital compliance issues with specific industry related agencies such as DOH, DOT, OSHA, and EPA. The Worksafe products are designed to reduce potential liabilities and assist their clients in obtaining the lowest possible premium associated with Workers Compensation Insurance.

Curtis A. Swanson, Chief Financial Officer of Restaurant Teams International, Inc. stated, "This acquisition is a further step toward our objective to diversify the company and create increased shareholder value. Based on projected revenues of $4,200,000, we are anticipating earnings of $0.15 per share from this division, in the year 2000. Increased revenues are expected from the sale of our newly released proprietary software. This CD based interactive training system was just released in January 2000. We recognize the need in our industry for professional solutions to health and safety issues in the work place. Our experience with the Worksafe services saved the company approximately $50,000 annually in insurance premiums when we closed on the recent Tanner's restaurant chain. RSI currently has 29 restaurant industry specific Worksafe products addressing a full spectrum of health and safety issues vital to every size and style of food service provider."

Mr. Swanson further stated "It is our intention to quickly introduce these products and services to the Internet in order to capitalize on the high growth business to business e-commerce market place. This will enable us to maximize the exposure and delivery systems of the already established "Worksafe" products and services by making it available to millions of potential clients."

Johann Wasserman, President and CEO of Regulatory Solutions Inc. stated, "I am looking forward to working with RTIN Holdings and their management. We are focusing on the synergies to which this alliance brings throughout the restaurant industry that will enable us to penetrate this market in a more comprehensive way. I believe our company has just barely scratched the surface of market share in any one of the many industries we now provide professional services to."

Restaurant Teams International, Inc. is a public holding company whose stock trades on the fully reporting NASDAQ OTC BB.

This press release may contain forward-looking statements, which are generally preceded by words such as "believes", "expects", "project", "anticipates", or "intends". Such statements are subject to risks and uncertainties, including but not limited to competitive conditions, real estate zoning and permitting complications, government regulations, and general conditions in the restaurant market.

Contact: Restaurant Teams International Inc.
         Curtis A. Swanson CFO (903) 295-6800

February 23rd:

     Restaurant Teams International Inc. dba, RTIN Holdings, Announces Terms of Tanner's & Regulatory Solutions Inc. Acquisitions.

RTIN Holdings, (RTIN), Longview, Texas, has paid $325,000 in Cash and an additional $125,000 in O&D insurance, indemnifying certain officers and directors of the now defunct Tanners Restaurant Group Inc. (OTC BB: TORI). The $450,000 total represents full payment of substantially all the assets of all the subsidiaries of Tanner's Restaurant Group Inc., which was approved by the US Bankruptcy Court in Atlanta. With historical annual revenues of over $9 million and 8 operating restaurants producing an estimated $1.2 million in EBITDA, we expect to impact earnings by $0.10 cents per share in this division.

RTIN Holdings has paid $3.1 million dollars for the privately held Regulatory Solutions Inc. (RSI). The all cash purchase will be paid in three payments. One payment each year converted into restricted common stock of the company. The stock's conversion price will be an average of the stock's price 30 days prior to the conversion. Additionally there is an earn-out provision for the company's principal management upon meeting certain performance guidelines set forth in the agreement. Current management of RSI anticipates meeting or exceeding these guidelines respectively. Based on projected revenues of $4,200,000, we are anticipating earnings of $0.15 per share from this division, in the year 2000.

Stanley L. Swanson, CEO stated, "I believe we are finally building the company we have all been waiting for. With several opportunities for expansion and growth, it pleases me to see that we now have a depth and growing professional resources to assist us with the future of RTIN."

Curtis A. Swanson, CFO stated, "The diversification that the current acquisitions have given us, sets the tone of RTIN as a holding company. We have not lost our focus in the restaurant industry, nor have we lost sight of ongoing current and pending acquisitions within the restaurant industry. We are simply going to limit our involvement in operations to focus on Franchising and explore the world of acquisitions. There are many well-run, very profitable businesses to buy, and I want to be focused on growth opportunities, not the day to day operations. We have secured operational professionals that will assist us within our most management intensive industry, and we feel confident in our future." When commenting on the recent acquisition of RSI, Mr. Swanson said; "I don't think anyone fully understands the positive impact this transaction will have on this company and our shareholders in the future. Mr. Wasserman, CEO of RSI is truly an expert in the field of regulatory compliance and brings with him tremendous base of knowledge, contacts, and resources with which we plan to develop a leading Internet presence for business to business commerce in the regulatory, safety, and training segments. The RSI products are something that virtually every business in America needs. The ability to reduce liability exposure for owners and shareholders alike, as well as, provide a safe environment for people to work, is a universal issue. We are tremendously optimistic about what this new acquisition provides in the way of future opportunities for RTIN and our shareholders."

Restaurant Teams International, Inc. is a public holding company whose stock trades on the fully reporting NASDAQ OTC BB.

This press release may contain forward-looking statements, which are generally preceded by words such as "believes", "expects", "anticipates", or "intends". Such statements are subject to risks and uncertainties, including but not limited to competitive conditions, real estate zoning and permitting complications, government regulations, and general conditions in the restaurant market.

Contact: Restaurant Teams International Inc.
         Curtis A. Swanson CFO (903) 295-6800

Item 7.  Exhibits

        (c)

1) Agreement to acquire assets of the bankrupt subsidiaries of Tanner's Restaurant Group, Inc.

2) Agreement and Plan of Merger to acquire all the assets of Regulatory Solutions, Inc.



                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Restaurant Teams International, Inc.


Date:  March 3, 2000                    By: /s/ Stanley L. Swanson
                                               -------------------
                                                Stanley L. Swanson
                                                Chief Executive Officer
                                                (Signature)



Date:  March 3, 2000                    By: /s/ Curtis A. Swanson
                                               ------------------
                                                Curtis A. Swanson
                                                Chief Financial Officer
                                                (Signature)

                                    Exhibits

Attachment 1:     Regulatory Solutions, Inc. agreement and plan of Merger

Attachment 2:     Tanner's Acquisitions documents

ATTACHMENT 1



                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of February 15, 2000, among REGULATORY SOLUTIONS, INC, a Texas corporation (the "Company"); and RESTAURANT TEAMS INTERNATIONAL, INC., a Texas corporation ("Purchaser").

         WHEREAS, the respective Boards of Directors of Purchaser and the Company have duly approved the acquisition of the Company by means of a Merger of the Company with and into the Purchaser pursuant to the terms of this Agreement, it is therefore agreed as follows:

                                   ARTICLE I.

                                   THE MERGER

         SECTION 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the Texas Corporation Law (the "Act"), the Company shall be merged with the Purchaser (the "Merger") as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VI hereof. Following the Merger the Company shall continue as the surviving corporation (the "Surviving Corporation") and continue its existence under the laws of the State of Texas.

         SECTION 1.2 Effective Time. The Merger shall be consummated by filing with the Secretary of State the Certificate of Merger in the form attached hereto as Exhibit "A" (the "Certificate of Merger") (the time of such filing being the "Effective Time").

         SECTION 1.3 Effects of the Merger. The Merger shall have the effects set forth in Part 5 of the Act. As of the Effective Time, the Purchaser shall merge with and into the Company, and the Company shall become a direct wholly-owned Subsidiary of Purchaser.

         SECTION 1.4 Certificate of Incorporation and Bylaws. The Certificate of Incorporation of the Company, and the Bylaws of the Company both as in effect at the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation.

         SECTION 1.5 Directors. As of the Effective Time, all directors of the Company shall resign or be removed, and the directors of the Purchaser will be elected to become the directors of the Surviving Corporation. The Company shall be allowed to appoint one director to serve as a director after the Effective Time.

         SECTION 1.6 Officers. Upon execution of this Agreement and satisfaction of all conditions to the Closing of the Merger , the officers of the Company will be elected to become the officers of the Surviving Corporation as of the Effective Time.

         SECTION 1.7 Transfer of and Payment for Shares.

                  (a) All shares of common stock, par value $.01 ("Shares"), of the Company issued and outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of any holder thereof, be cancelled and reissued as newly issued, fully paid, and non-assessable shares of the common stock, par value $0.01 per share, of the Company issued in the name of the Purchaser. Until surrendered in accordance with the provisions of this Section, each certificate representing shares of the Company shall represent for all purposes the right to receive the Merger Consideration. At and after the Effective Time there shall be no transfers of Shares which were outstanding immediately prior to the Effective Time on the stock transfer books of the Company. If, after the Effective Time, certificates are presented to the Company, they shall be cancelled and exchanged for the Merger Consideration provided in this Article I. At the close of business on the day prior to the Effective Time the stock ledger of the Company shall be closed. From and after the Effective Time, holders of certificates formerly evidencing Shares of the Company shall cease to have any rights as stockholders of the Company, except as provided herein or by law.

                  (b) In exchange for the cancelled shares of the Company, each stockholder of record of the Company as of the Effective Date shall be entitled to receive and shall be by the Purchaser two business days prior to the Closing, such stockholder's proportion share of the following (referred to as the "Merger Consideration"):

                    (i) cash in the amount of $100,000 to be paid $25,000 on the
               Effective Date and $25,000 per month for three consecutive months following the Effective Date;

                    (ii) 1,000,000 shares of the Purchaser's common stock.

                    (iii) $1,000,000.00 equivalent of the Purchaser's common stock at the end of year one following the Effective Date (the "First Payment") to be issued based on the average closing price of the Purchaser's common stock for the thirty (30) days prior to the First Payment ; and

                    (iv) $1,000,000.00 equivalent of the Purchaser's common stock at the end of year two following the Effective Date (the "Second Payment") to be issued based on the average closing price of the Purchaser's common stock for the thirty (30) days prior to the Second Payment.

         SECTION 1.8 Closing. Upon the terms and subject to the conditions hereof, as soon as practicable after the mutual agreement of the Company, and the Purchaser that all conditions described in Article VI have been satisfied or waived by the applicable party, the Company and Purchaser shall execute in the manner required by the Act and deliver to the Texas Secretary of State a duly executed and verified Certificate of Merger, and the parties shall take such other and further actions as may be required by law to make the Merger effective. Contemporaneous with the filings referred to in this Section, a closing (the "Closing") will be held at such place as the parties may agree for the purpose of implementing all transactions described in this Agreement.

                                   ARTICLE II.
                                APPRAISAL RIGHTS

         SECTION 2.1 Stockholders Rights. By virtue of Article 5.11 and 5.12 of the Act, the stockholders of the Company are entitled to exercise any appraisal rights in connection with the Merger. It is a condition to Purchaser's obligation to complete the Merger that no stockholder of the Company, shall exercise any dissenter's rights.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

                         OF THE COMPANY AND STOCKHOLDER

         The Company represents and warrants to the Purchaser as follows:

         SECTION 3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. The Company has all requisite power and authority to own or operate its properties and conduct its business as it is now being conducted. The Company is duly qualified and in good standing as a foreign corporation or entity authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except where the failure to qualify would not have a Material Adverse Effect. The Company has delivered to Purchaser true and correct copies of the Articles of Incorporation and Bylaws of the Company.

         SECTION 3.2 Capitalization; Subsidiaries.

                  (a) The authorized capital stock of the Company consists of 100,000 Shares. As of February 16, 2000 , 10,000 Shares were issued and outstanding. Except as described in the Disclosure Schedule, since February 16, 2000, the Company has not issued any shares or other capital stock, and has not repurchased or redeemed any Shares. The Company does not have any shares of its capital stock reserved for issuance. All issued and outstanding Shares are validly issued, fully paid, non-assessable and free of preemptive rights.

         SECTION 3.3 Authority Relative to this Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall, as of the Closing, have been duly and validly authorized by the Board of Directors and stockholders of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of the Purchaser, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with and subject to its terms and conditions.

         SECTION 3.4 Financial Statements. The Company has delivered to Purchaser copies of its consolidated financial statements as of and for the period ended January 1, 2000, (the "Company Financial Statements.") Each of the Company Financial Statements fairly presents the financial position of the entity or entities to which it relates as of its date, and each of the related consolidated statements of operations and retained earnings and cash flows or equivalent statements in the Company Financial Statements (including any related notes and schedules) fairly presents the results of operations, retained earnings and cash flows, as the case may be, of the entity or entities to which it relates for the period set forth therein (subject in the case of unaudited interim statements, to normal year-end audit adjustments) in each case in accordance with generally accepted accounting principles applicable to the particular entity consistently applied throughout the periods involved, except as may be noted therein. The accounts receivable, notes receivable and any other contingent asset reflected on the latest balance sheet of the Company arose from bona fide transactions in the ordinary course of business, and, to the best of the Company's knowledge, are not subject to any offset or counterclaim.

         SECTION 3.5 Consents and Approvals; No Violation. Except as described in the Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the Certificate of Incorporation, Bylaws or other organization documents of the Company, (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority (as defined herein), except (i) the filing of the Certificate of Merger pursuant to the Act, or (ii) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect (as defined herein), (c) result in a material default (with or without due notice or lapse of time or both) (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Contract (as hereinafter defined), license, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been requested, (d) result in the creation or imposition of any lien, charge or other encumbrance on the assets of the Company or any of its Subsidiaries, or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their respective assets.

         SECTION 3.6 Litigation, etc. Except as described in the Disclosure Schedule, (a) there is no action, claim, or proceeding pending or, to the knowledge of the Company, threatened, to which the Company or any of its Subsidiaries is or would be a party before any court or Governmental Authority acting in an adjudicative capacity, or any arbitrator or arbitration tribunal;
(b) neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree; and (c) since December 31, 1999, there have been no claims made or actions or proceedings brought against any officer or director of the Company arising out of or pertaining to any action or omission within the scope of his employment or position with the Company. All litigation and other administrative, judicial or quasi-judicial proceedings to which the Company is a party or to which it has been threatened to the Company's knowledge to be made a party, are described in the Disclosure Schedule.

         SECTION 3.7 Changes. Except as expressly contemplated by this Agreement or as reflected in the Disclosure Schedule or in the Company Financial
Statements, since January 1, 2000, the Company and the Subsidiaries have conducted their business only in the ordinary and usual course, and, except as set forth in the Disclosure Schedule or in the Company Financial Statements, none of the following has occurred, except as shall have occurred in the ordinary course of its business:

                  (a) any material adverse change in the condition (financial or other), results of operations, business, assets, customer, supplier and employee relations of the Company, taken as a whole;

                  (b) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles;

                  (c) any damage, destruction or loss, whether or not covered by insurance, resulting in a Material Adverse Change of the Company;

                  (d)any declaration, setting aside or payment of dividends or distributions in respect of the Shares, or any redemption, purchase or other acquisition of any of the securities of the Company;

                  (e) any issuance by the Company of, or commitment of the Company to issue, any Shares or other capital stock or securities convertible into or exchangeable or exercisable for Shares or other capital stock;

                  (f)  any  entry  by  the  Company  into  any   commitment   or
transaction material to the condition (financial or other), business or operations of the Company, taken as a whole, which is not in the ordinary course of business and consistent with past practice;

                  (g) any revaluation by the Company of any of their respective assets, including without limitation, writing down the value of assets or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

                  (h) any agreement by the Company to do any of the things described in the preceding clauses (a) through (g) other than as expressly contemplated or provided for herein; or

                  (i) any waiver by the Company of any rights that, singularly or in the aggregate, are material to the business, assets, financial condition, or results of operation of the Company and its Subsidiaries, taken as a whole.

         SECTION 3.8 (LEFT BLANK INTENTIONALLY)


         SECTION 3.9  (LEFT BLANK INTENTIONALLY)

         SECTION 3.10  Taxes, Tax Returns.

                  (a) The Company has or within two business days from the date hereof will deliver to Purchaser copies of the federal income tax returns of the Company for each of the last three fiscal years and all schedules and exhibits thereto. Except as set forth on the Disclosure Schedule, the Company duly and timely filed in correct form all federal, state and local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns to the knowledge of the Company being accurate and complete in all material respects) and, to the knowledge of the Company, has duly paid or made provision for the payment of all taxes and other governmental charges which have been incurred or are due or claimed to be due from them by any Governmental Authority (including, without limitation, those due in respect of their properties, income, business, capital stock, franchises, licenses, sales and payrolls) other than taxes or other charges (i) which are not yet delinquent or are being contested in good faith and set forth in the Disclosure Schedule, (ii) have not been finally determined or (iii) that would not have a Material Adverse Effect on the Company. The liabilities and reserves for taxes in the Company Financial Statements are sufficient to the best of the Company's knowledge in the aggregate for the payment of all unpaid federal, state and local taxes (including any interest or penalties thereon), whether or not disputed or accrued, for the period ended December 31, 1999 or for any year or period prior thereto, and for which the Company may be liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity.

                  (b) To the knowledge of the Company, (i) proper and accurate amounts have been withheld by the Company from their employees and others for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state and local laws and regulations, and proper due diligence steps have been taken in connection with back-up withholding, (ii) federal, state and local returns which are accurate and complete in all material respects have been filed by the Company and each of its Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes and (iii) the amounts shown on such returns to be due and payable have been paid in full, or adequate provision therefore has been included by the Company in the most recent Company Financial Statements.

         SECTION 3.11 Tax Audits. Except as disclosed in the Disclosure Schedule, (i) no audit of any material federal, state or local U.S. return of the Company is currently in progress, nor has the Company been notified that such an audit is contemplated by any taxing authority, (ii) The Company has not extended any statute of limitations with respect to the period for assessment of any federal, state or local U.S. tax, (iii) the Company does not contemplate the filing of an amendment to any return, which amendment would have a Material Adverse Effect on the Company, and (iv) the Company does not have any actual or potential material liability for any tax obligation of any taxpayer other than the Company. Except as disclosed in the Disclosure Schedule, there are no material tax claims pending against the Company and there are no material tax claims to the knowledge of the Company threatened to be asserted against the Company. For purposes of this Section 3.11, "tax" and "taxes" shall include all income, gross receipt, franchise, excise, real and personal property, sales, ad valorem, employment, withholding and other taxes imposed by any foreign, federal, state, municipal, local, or other Governmental Authority including assessments in the nature of taxes.

         SECTION 3.12 Undisclosed Liabilities. The Company is not liable for or subject to any material Liabilities (as hereinafter defined), except (a) Liabilities adequately disclosed or reserved for in the most recent Company Financial Statements and not heretofore paid or discharged, (b) Liabilities under any contract, commitment or agreement specifically disclosed on the Disclosure Schedule, or (c) Liabilities incurred, consistent with past practice, in or as a result of the ordinary course of business of the Company since the date of the most recent Company Financial Statements. As used in this Agreement, the term "Liability" or "Liabilities" includes any material direct or indirect liability, indebtedness, obligation, guarantee or endorsement (other than endorsements of notes, bills, and checks presented to banks for collection or deposit in the ordinary course of business), whether known or unknown, accrued, absolute, contingent or otherwise.

         SECTION 3.13  No Default; Compliance.

                  (a) Except as set forth in the Disclosure Schedule, to the knowledge of the Company, the Company is not in material default under, and no condition exists that with notice or lapse of time or both would constitute a material default under, (i) any mortgage, loan agreement, indenture, evidence of indebtedness or other instrument evidencing borrowed money to which the Company is a party or by which the Company or its properties is bound, (ii) any judgment, order or injunction of any court, arbitrator or governmental agency or
(iii) any other agreement, contract, lease, license or other instrument, which default or potential default might reasonably be expected to have a Material Adverse Effect.

                  (b) Except as set forth in the Disclosure Schedule, the Company has complied in all material respects with all laws, regulations, orders, judgments or decrees of any federal or state court or Governmental Authority applicable to their respective businesses and operations, non-compliance with which might reasonably be expected to have a Material Adverse Effect.

         SECTION 3.14 Representations and Warranties Continuing. The representations and warranties set forth herein shall be true and correct on the date hereof and subject to an update of the Disclosure Schedule from time to time, at all times prior to the Effective Time as if made from time to time, including, without limitation, at the Effective Time and the Closing.

         SECTION 3.15 Contracts and Commitments. Except as listed and described in the Disclosure Schedule or the Company Financial Statements, the Company is not a party to, nor are they or their assets bound by any written or oral covenant, contract, agreement or understanding (a "Contract"), excluding the Franchise and License Agreements referred to in Section 3.22, but including the following:

                  (a) Contract with any present or former stockholder, director, officer, employee or consultants;

                  (b) Contract with any labor union or other representative of employees;

                  (c) Contract for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party, involving payment or potential payment by the Company of $5,000 or more under any one Contract or series of related Contracts;

                  (d) any    Contract,  including,  without   limitation,    any
outstanding quotations, bids or proposals, to sell goods or to perform services in an aggregate amount in excess of $10,000;

                  (e) distributorship, representative or sales agency agreement, contract or commitment;

                  (f) conditional sale agreement or lease under which the Company is either the seller or purchaser, lessor or lessee, involving annualized payments or potential payments by or to the Company that is in excess of $10,000;

                  (g) Contract (including, without limitation, any note, debenture, bond, conditional sale or equipment trust agreement, letter of credit agreement or loan agreement) for the borrowing or lending of money more than $10,000 (including, without limitation, those to or from officers, directors or stockholders of the Company, or any affiliates or members of their immediate families, for a line of credit, or for a guarantee, security, indemnity, pledge or undertaking of the indebtedness or obligations of any other person);

                  (h) Contract for any charitable or political contribution;

                  (i) Contract for any capital expenditure involving future payments, which, together with future payments under all other existing Contracts for the same capital project, are in excess of $10,000;

                  (j) Contract limiting or restraining the Company from engaging or competing in any lines of business with any person, nor is any officer or employee of the Company subject to any such agreement, contract or commitment;

                  (k) license, franchise, distributorship or other Contract relating in whole or in part to any ideas, technical assistance or other know-how of or used by the Company;

                  (l)Contract greater than $10,000 which is expected to continue for more than six months from the date hereof;

                  (m) Contract not made in the ordinary course of business;

                  (n) any guaranty, direct or indirect, of any person of any contract, lease or agreement in an amount greater than $10,000 entered into by the Company;

Except as may be disclosed on the Disclosure Schedule: each of the Contracts listed on the Disclosure Schedule is valid and enforceable in accordance with its terms; to the best of the Company's knowledge, the Company and the other parties thereto are in substantial compliance with the provisions thereof; except as may be disclosed on the Disclosure Schedule, neither the Company nor any other party is (or by reason of the consummation of the transactions contemplated by this Agreement, will be) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained therein and no event has occurred or is anticipated to occur (including the consummation of the transactions contemplated by this Agreement) which with or without the giving of notice or lapse of time, or both, would constitute a default or give the right of termination thereunder.

         SECTION 3.16 Compliance with Law and Permits. To its knowledge, the Company has owned and operated its properties and assets in substantial compliance with the provisions and requirements of all laws, orders, regulations, rules and ordinances issued or promulgated by all Governmental Authorities having jurisdiction with respect thereto, except where the failure to own and operate such properties and assets in compliance with such provisions and requirements would not reasonably be expected to have a Material Adverse Effect. All material governmental certificates, consents, permits, licenses or other authorizations with regard to the ownership or operation by the Company or its Subsidiaries of their respective properties and assets have been obtained, and to the knowledge of the Company no violation exists in respect of such licenses, permits or authorizations, except where the failure to obtain and hold such permits, or any violation thereof by the Company or its Subsidiaries, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, none of the documents and materials filed with or furnished to any Governmental Authority with respect to the properties, assets or businesses of the Company or its Subsidiaries contains any untrue statement of a material fact or fails to state a material fact necessary to make the statements therein not misleading.

         SECTION 3.17 Title to Property. Except as disclosed on the Disclosure Schedule, the Company has good and marketable title, free and clear (except as indicated in the Disclosure Statement or in the most recent Company Financial Statements and liens for current taxes not yet due and payable), of all security interests, liens, encumbrances and encroachments of a material nature, to its real property and other property and assets that are material to the Company's business on a consolidated basis.

         SECTION 3.18 Insurance and Bank Accounts.

                  (a) The Disclosure Schedule sets forth a complete and accurate list and description of all insurance policies in force naming the Company or any employees of any of them as an insured or beneficiary or as a loss payable payee or for which the Company has paid or is obligated to pay all or part of the premiums. The Company has not received notice of any pending or threatened termination or retroactive premium increase with respect thereto, and the Company is in compliance in all material respects with all conditions contained therein. There are no pending material claims against such insurance by the Company as to which insurers have denied liability, no defenses provided by insurers under reservations of rights, and no material claim under such insurance that has not been properly filed by the Company.

                  (b) The Disclosure Schedule contains a list of all bank and investment accounts maintained by the Company, including the account numbers, recent balance, institution, and persons having signing authority.

         SECTION 3.19 Employees. The Disclosure Statement sets forth a list of the employees of the Company, stating with respect to each the name, date of hire and rate of compensation. Except as described in the Disclosure Statement, there are no claims or disputes pending with any employee regarding workers' compensation, unemployment benefits, discrimination (including discrimination based on any disability), or compensation, and no employment or collective bargaining agreements are in effect covering any such person.

         SECTION 3.20 Tangible Personal Property. The books and records of the Company contain a complete and accurate description and the location of all trucks, automobiles, machinery, equipment, furniture, supplies, and other tangible personal property owned by, in the possession of, or used by any of the Company in connection with the Business. Except as stated in the Disclosure Schedule hereof, no personal property used by the Company in connection with the Business is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is other than in the possession and under the control of the Company. The tangible personal property reflected in those books and records constitutes all such tangible personal property necessary for the conduct of the Business as now conducted by the Company.

         SECTION 3.21 Intellectual Property, Trade Names, Trademarks, and Copyrights. The Disclosure Schedule sets forth all intellectual property, trade names, trademarks, service marks, and copyrights and their registrations, owned by the Company or in which they have any rights or licenses, together with a brief description of each. The Company has no knowledge of any infringement or alleged infringement by others of any trade name, trademark, service mark, or copyright. The Company has not infringed, nor is now infringing, on any trade name, trademark, service mark, or copyright belonging to any other person, firm, or corporation. Except as set forth in the Disclosure Schedule, the Company is not a party to any license, agreement, or arrangement, whether as licensor, licensee, franchisor (other than as franchisor or licensor pursuant to the franchise and license agreements set forth in the Disclosure Schedule), franchisee, or otherwise, with respect to any trade names, trademarks, service marks, or applications for them, or any copyrights. The Company owns, or holds adequate licenses or other rights to use, all trade names, trademarks, service marks, and copyrights necessary for its respective business as now conducted by it, and that use does not, and will not, conflict with, infringe on, or otherwise violate any rights of others. The Company has the right to sell or assign to Purchaser all owned trade names, trademarks, service marks, and all such licenses and other rights.

         SECTION 3.22 Franchises and Licenses. The Disclosure Schedule contains a list of all franchise and license agreements which the Company has entered into with respect to the Business (the "Franchise Agreements"), including identification of the franchisee or licensee, its principal owners, and a description of the location for which such franchise is granted. Each of the Franchise Agreements is in full force and effect, and there is no default or event that, with notice or lapse of time or both, would constitute a default by any party to any of the Franchise Agreements. The Company has not received notice that any party to any of the Franchise Agreements intends to cancel or terminate any of these agreements or to exercise or not exercise any options under any of these agreements. Each of the Franchise Agreements complies with all requirements of federal and applicable state and local laws, and each franchisee thereunder received full and adequate disclosure of all material information required to be provided thereto pursuant to applicable federal and state laws regulating the sale of franchises or securities. No complaints have been received by the Company from any regulatory agency having jurisdiction over the franchisor or franchisee under any of the Franchise Agreements.

         SECTION 3.23 Title to Assets. The Company has good and marketable title to all of its assets, whether real, personal, mixed, tangible, or intangible, which constitute all the assets and interests in assets that are used in the Business. All of the assets are free and clear of restrictions on or conditions to transfer or assignment, and of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restrictions, except for (a) those disclosed in the Financial Statements or in the Disclosure Schedule; (b) the lien of current taxes not yet due and payable; and (c) possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of these assets or materially impair business operations. The Company is not in default or in arrears in any material respect under any lease of property used in the Business. All tangible personal property of Seller is in good operating condition and repair, ordinary wear and tear expected.

         SECTION 3.24  (LEFT BLANK INTENTIONALLY)



                                   ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

                                  OF PURCHASER

         Purchaser jointly and severally represents and warrants to the Company as follows:

         SECTION 4.1 Authority Relative to this Agreement. The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the stockholders of the Purchaser and the Boards of Directors of the Purchaser, and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Purchaser and, assuming this Agreement constitutes a valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with and subject to its terms and conditions.

         SECTION 4.2 SEC Reports. Since September 30, 1999, to the best of its knowledge the Purchaser has filed all required forms, reports and documents ("Purchaser SEC Reports") with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which have complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and interpretive releases promulgated thereunder. None of such Purchaser SEC Reports, including without limitation any financial statements, notes, or schedules included therein, at the time filed, contained, or, if to be filed in the future will contain, any untrue statement of a material fact, or omitted, omit or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Each of the consolidated balance sheets in or incorporated by reference into the Purchaser SEC Reports fairly presents or will fairly present the financial position of the entity or entities to which it relates as of its date, and each of the related consolidated statements of operations and retained earnings and cash flows or equivalent statements in the Purchaser SEC Reports (including any related notes and schedules) fairly presents or will fairly present the results of operations, retained earnings and cash flows, as the case may be, of the entity or entities to which it relates for the period set forth therein (subject in the case of unaudited interim statements, to normal year-end audit adjustments) in each case in accordance with generally-accepted accounting principles applicable to the particular entity consistently applied throughout the periods involved, except as may be noted therein. The consolidated financial statements included or to be included in the Purchaser SEC Reports are hereinafter sometimes collectively referred to as the "Purchaser Financial Statements."

         SECTION 4.3 Consents and Approvals; No Violation. Except as described in the Disclosure Schedule, neither the execution and delivery of this Agreement by the Purchaser nor the consummation of the transactions contemplated hereby nor compliance by the Purchaser with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or By-laws of the Purchaser or any Subsidiary, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (A) the filing of Certificate of Merger pursuant to the Act, or (B) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect, (iii) result in a material default (with or without due notice or lapse of time or both) (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, Contract, license, agreement or other instrument or obligation to which the Purchaser or any of its Subsidiaries is a party or by which the Purchaser, any of its Subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been requested or which, in the aggregate, would not have a Material Adverse Effect, (iv) result in the creation or imposition of any lien, charge or other encumbrance on the assets of the Purchaser or any of its Subsidiaries, or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchaser, any of its Subsidiaries or any of their respective assets, except for violations which would not in the aggregate have a Material Adverse Effect.

                                   ARTICLE V.

                                    COVENANTS

         SECTION 5.1 Conduct of Business of the Company. Except as contemplated by this Agreement or disclosed in the Disclosure Schedule, during the period from the date of this Agreement to the Effective Time, the Company will conduct their operations according to their ordinary and usual course of business and consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or disclosed in the Disclosure Schedule, the Company will not, prior to the Effective Time, without the prior written consent of Purchaser (a) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (i) additional shares of capital stock of any class, or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, or (ii) any other securities in respect of, in lieu of or in substitution for, capital stock outstanding on the date hereof; (b) purchase or otherwise acquire, or propose to purchase or otherwise acquire, any outstanding securities; (c) declare or pay any dividend or distribution on any shares of its capital stock; (d) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle or an agreement with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any material change in its capitalization, or any entry into a material contract or any release or relinquishment of any material contract rights, not in the ordinary course of business; (e) propose or adopt any amendments to its charter or by-laws; (f) enter into, assign or terminate, or amend in any material respect, any Contract other than in the ordinary course of business; (g) acquire, dispose of, encumber or relinquish any material asset (other than sale of real properties at prices equal to or greater than their carrying values);
(h) waive, compromise or settle any right or claim that would adversely affect the ownership, operation or value of any asset; (i) make any capital expenditures other than pursuant to existing capital expenditure programs that are disclosed in the Disclosure Schedule; (j) allow or permit the expiration, termination or cancellation at any time prior to the Effective Time of any of the insurance policies or coverages or surety bonds currently maintained by or on behalf of the Company unless replaced with a policy, coverage or bond having substantially the same coverage and similar terms and conditions; (k) increase, directly or indirectly, the salary or other compensation of any officer or member of management, enter into any employment agreement with any person or pay or enter into any agreement to pay any bonuses or other extraordinary compensation to any officer of the Company or its Subsidiaries or to any member of management or other employees, or institute any general increase in rates of compensation for its employees, or increase, directly or indirectly, any provisions or other benefits of any of such persons; or (l) waive, settle or compromise any material litigation or other claim on a basis materially adverse to the Company.

         SECTION 5.2 No Solicitations. The Purchaser shall not, and they shall use their best efforts to ensure that none of their respective affiliates, officers, directors, representatives or agents shall, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) any corporation, partnership, person, entity or group concerning any merger, sale of substantial assets (except as permitted by Section 5.1(g)) outside the ordinary course of business, sale of shares of capital stock or similar transaction involving the Company or any of its Subsidiaries or divisions (other than the transactions contemplated by this Agreement). The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The parties will promptly communicate to the other the terms of any proposal or inquiry, oral or written, which may be received in respect of any such transaction, and will inform the other prior to the time that it furnishes any information to, or engages in negotiations or discussions with, any third party with respect to the acquisition of either party.

         SECTION 5.3 Access to Information.

                  (a) Between the date of this Agreement and the Effective Time, the parties will afford to one another and their authorized representatives reasonable access (subject to franchisee's or licensee's rights) to the operations, and to the books and records of such party, will permit the parties and their representatives to make such reasonable inspections as they may require and will cause their officers to furnish the parties and their representatives with such financial and operating data, environmental assessments and other information with respect to the business of the parties and their Subsidiaries as they and their representatives may from time to time reasonably request. No inspection or examination by either party will constitute a waiver of any claim against the other party for misrepresentation or breach of this Agreement.

                  (b) The parties will hold and will cause their representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of counsel, by other requirements of law, all documents and information concerning the parties furnished to them and their representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been
(i)  in  the  public   domain   through  no  fault  of  the   parties  or  their
representatives, or (ii) later lawfully acquired by the parties or their representatives from other sources unless they or their representatives know that such other sources are not entitled to disclose such information) and will not release or disclose such information to any other person, except their auditors, attorneys, financial advisors and other consultants and advisors in connection with this Agreement, provided that such person shall have first been advised of the confidentiality provision of this Section 5.3. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information can be shown to have been (i) in the public domain through no fault of Purchaser, Purchaser or their representatives, or (ii) later lawfully acquired by the parties or representatives from other sources, and, if requested by the other party will, and will cause its agents, auditors, consultants, representatives and advisors to, return to the other or destroy all copies of written information furnished.

         SECTION 5.4 Best Efforts. Subject to the terms and conditions herein provided, and to the fiduciary duties of the Boards of Directors of the parties under applicable law, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.

         SECTION 5.5 Consents. Purchaser and the Company each will use its best efforts to obtain such consents of third parties to agreements which would otherwise be violated by any provisions hereof, to take all actions necessary to effect the transactions contemplated hereby, and to make such filings with Governmental Authorities necessary to consummate the transactions contemplated by this Agreement including, without limitation, (a) the vigorous defense of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transaction contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or Governmental Authority vacated or reviewed, and (b) the execution and delivery of any additional instruments (including any required supplemental indentures) necessary to consummate the transactions contemplated by this Agreement.

         SECTION 5.6 Public Announcements. Purchaser and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the existence of this Agreement or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange.

         SECTION 5.7  (LEFT BLANK INTENTIONALLY)


                                   ARTICLE VI.
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         SECTION 6.1 Conditions to the Closing. Immediately prior to the Effective Time, the Company and the Purchaser shall cause to be delivered to each other or to have received the following:

                  (a) A certificate, dated the date of the Effective Time of the chief executive officer certifying that all representations and warranties made herein are true and correct as of the date made and as of the Effective Time and that all agreements or other actions required to be performed prior to the Effective Time as a condition to consummating the Merger have been performed or taken and such conditions satisfied in accordance with the terms of this Agreement.

                  (b) An opinion of counsel to the Company dated the date of the Effective Time in form and substance satisfactory to the Purchaser and its counsel as to the matters set forth in Sections 3.1, 3.2, 3.3 and 3.6 and such other matters as the Purchaser shall request, which opinion may contain customary exceptions and qualifications.

                  (c) An opinion of counsel to the Purchaser dated as of the Effective Time as to each of the matters set forth in Sections 4.1 and 4.3, and such other matters as the Company may request, which opinion may contain customary exceptions and qualifications.

                  (d) No statute, rule, regulation, executive order, decree, or injunction shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction in the United States or domestic Governmental Authority which prohibits or restricts the consummation of the Merger.

                  (e) There shall have been no material adverse change in the business, properties, or financial condition of any party to this Agreement.

                  (f) All parties shall have delivered all documents, exhibits and schedules and taken all other actions required by this Agreement.

                  (g All representations and warranties of any party shall be true and effective as of the Effective Time.

                  (h) At the Closing, the Stockholder shall deliver a release of all claims it may have against the Company or any Subsidiary.

                  (i) The parties to the Merger shall have executed and delivered agreements in the form of Exhibits "A" (Certificate of Merger), "B" ($1,000,000 note for First Payment), "C" ($1,000,000 note for Second Payment), "D" ($75,000 note for cash payment), and "E" (Executive employment agreements).

                                  ARTICLE VII.

                         TERMINATION, AMENDMENTS; WAIVER

         SECTION 7.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time notwithstanding approval thereof by the Purchaser and Company, but prior to the Effective Time:

                  (a) by mutual written consent duly authorized by the Boards of Directors of Company and Purchaser;

                  (b) by Purchaser or the Company if the Effective Time shall not have occurred on or before February 29, 2000, unless such failure is caused by the party seeking termination;

                  (c) by Purchaser or the Company if any court of competent jurisdiction or other Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger or if litigation or proceedings shall be pending that are reasonably likely to result in any of the foregoing;

                  (d) by the Company, if Purchaser shall not have performed all obligations required to be performed by them under this Agreement, except where any failures to perform would, in the aggregate, not materially impair or delay the ability of Purchaser and the Company to effect the Merger; or

                  (e) by the Company or Purchaser, if there shall have been a breach of any of the covenants contained herein or if any representation or warranty made by any other party is untrue in any material respect.

         SECTION 7.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers, or stockholders, other than the provisions of Sections 5.3(b) and 9.9.

         SECTION 7.3 Amendment. This Agreement may be amended only by means of an instrument in writing signed on behalf of all the parties.

         SECTION 7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company and Purchaser, may (a) extend the time for the performance of any of the obligations or other acts of any other applicable party hereto, (b) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by an other applicable party, or (c) waive compliance with any of the agreements of any other applicable party or with any conditions to its own obligations. Any agreement on the part of any other applicable party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII.
                                 INDEMNIFICATION

         SECTION 8.1 Purchaser's Right to Indemnification. Company shall and does hereby indemnify and hold harmless, Purchaser, and their stockholders, directors, officers, employees, agents and representatives from any and all liabilities, obligations, claims, contingencies, damages, costs and expenses (including all court costs and reasonable attorneys' fees) that Purchaser or any such other indemnified party may suffer or incur as a result of or relating to the material breach or inaccuracy of any of the representations, warranties, covenants or agreements made by the Company herein or pursuant hereto.

         SECTION 8.2 Company's Right to Indemnification. Purchaser shall and do hereby indemnify and hold the Company, and their directors, officers, employees, agents and representatives harmless from any and all liabilities, obligations, claims, contingencies, damages, costs and expenses (including all court costs and reasonable attorneys' fees) that Company or any such indemnified party may suffer or incur as a result of or relating to: (a) the breach or inaccuracy, or any alleged breach or inaccuracy, of any of the representations, warranties, covenants or agreements made by Purchaser herein or pursuant hereto; and (b) those liabilities, obligations, claims, contingencies and encumbrances accruing or arising after the Closing in connection with the business of the Purchaser, except to the extent that such liabilities, obligations, claims, contingencies or encumbrances are attributable to a breach of warranty, representation or covenant by the Company prior to the Closing.

         SECTION 8.3 Notice. The party seeking indemnification hereunder ("Indemnitee") shall promptly, and within 30 days after notice to it (notice to Indemnitee being the filing of any action, receipt of any claim in writing or similar form of actual notice) of any claim as to which it asserts a right to indemnification, notify the party from whom indemnification is sought ("Indemnitor") of such claim. Indemnitee shall bill Indemnitor for any such claims no more frequently than on a monthly basis, and Indemnitor shall promptly pay (or cause to be paid) Indemnitee upon receipt of any such bill. The failure of Indemnitee to give the notification to Indemnitor contemplated above in this Section shall not relieve Indemnitor from any liability or obligation that it may have pursuant to this Agreement unless the failure to give such notice within such time shall have been materially prejudicial to it, and in no event shall the failure to give such notification relieve Indemnitor from any liability it may have other than pursuant to this Agreement.

         SECTION 8.4 Third-Party Claims. If any claim for indemnification by Indemnitee arises out of an action or claim by a person other than Indemnitee, Indemnitor may, by written notice to Indemnitee, undertake to conduct the defense thereof and to take all other steps or proceedings to defeat or compromise any such action or claim, including the employment of counsel; provided that Indemnitor shall reasonably consider the advice of Indemnitee as to the defense or compromise of such actions and claims, and Indemnitee shall have the right to participate, at its own expense, in such proceedings, but control of such proceedings shall remain exclusively with Indemnitor. Indemnitee shall provide all reasonable cooperation to Indemnitor in connection with such proceedings. Counsel and auditor costs and expenses and court costs and fees of all proceedings with respect to any such action or claim shall be borne by Indemnitor. If any such claim is made hereunder and Indemnitor does not elect to undertake the defense thereof by written notice to Indemnitee, Indemnitee shall be entitled to control such proceedings and shall be entitled to indemnity with respect thereto pursuant to the terms of this Article VIII. To the extent that Indemnitor undertakes the defense of such claim by written notice to Indemnitee and diligently pursues such defense at its expense, Indemnitee shall be entitled to indemnification hereunder only to the extent that such defense is unsuccessful as determined by a final judgment of a court of competent jurisdiction, or by written acknowledgment of the parties.

         SECTION  8.5 Time to Assert  Claims.  Any claim  asserted  pursuant  to
Section 8.1 or Section 8.2 above must be asserted by written notice given by one party to the other on or before the date of the release of the first audit report of the Purchaser containing combined financial statements of the Purchaser and the Company, not to exceed one (1) year from the date of Closing.

         SECTION 8.6 Access to Records. The Company, or its agents, shall be afforded reasonable access to the Purchaser's books and records during normal business hours upon reasonable notice for the purpose of verifying any claim against the Company hereunder. The Company or its agents may be required to sign an appropriate confidentiality agreement prior to any inspection of books and records hereunder.

         SECTION 8.7 (LEFT BLANK INTENTIONALLY)

         SECTION 8.8 Arbitration. All disputes under this Article VIII shall be settled by arbitration in Dallas, Texas, before three arbitrators pursuant to the rules of the American Arbitration Association. Each party shall select one arbitrator and the two arbitrators shall select a third. Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this
Section 8.7. Any award rendered by the arbitrators shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrators shall be final and binding and there shall be no right of appeal therefrom. Each party shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared; provided, however, that if in the opinion of the arbitrators any claim for indemnification or any defense or objection thereto was unreasonable, the arbitrators may assess, as part of their award, all or any part of the arbitration expenses of the other party (including reasonable attorney's fees) and of the arbitrators against the party raising such unreasonable claim, defense or objection.

                                   ARTICLE IX.

                                  MISCELLANEOUS

         SECTION 9.1 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 9.2 Brokerage Fees and Commissions. Each party represents that it has incurred no obligation to any broker or finder in connection with the transactions described in this Agreement and agrees to indemnify the other parties and hold them harmless against any liability to any such broker or finder.

         SECTION 9.3 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

         SECTION 9.4 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

         SECTION 9.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

         If to the Company (pre closing):

                           Regulatory Solutions, Inc.
                           P.O. Box 2044
                           Malakoff, TX  75418
                           Attn:  Johann Wasserman

         with a copy (which shall not affect the validity of notice hereunder) to:

                           James Hada, Corporate Counsel
                           708 Mills Lane
                           Irving, TX  75062

         If to Purchaser or Purchaser:

                           Restaurant Teams International, Inc.
                           911 N.W. Loop 281, Suite 111
                           Longview, Texas 75604
                           Attn: Curtis Swanson

       with a copy (which shall not affect the validity of notice hereunder) to:

                           Brill & Johnson
                           Cullen Center

                           1600 Smith Street, 40th Floor
                           Houston, Texas 77002
                           Attention:  Bob Brill

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

         SECTION 9.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         SECTION 9.7 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         SECTION 9.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

         SECTION 9.9 Expenses. Except as otherwise provided herein, the Purchaser and Company shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

         SECTION 9.10 Disclosure Schedule. Within five business days after the execution hereof, the Company and the Purchaser shall deliver the Disclosure Schedule to each other. The Disclosure Schedule shall be updated from time to time and prior to the Closing to report any changes in the information contained therein. The Disclosure Schedule shall contain all information required to disclose fully any exception or qualification to this Agreement and shall cross reference the section of this Agreement so qualified.

                                   ARTICLE X.

                                   DEFINITIONS

         For purposes of this Agreement, the following terms shall have the meanings set forth below:

         "Action" shall mean any action, suit, litigation, complaint, counterclaim, claim, petition, mediation contest, or administrative proceeding, whether at law, in equity, in arbitration or otherwise, and whether conducted by or before any Government or other Person.

         "Business" shall mean the business of providing safety, training, inspections, and human resources management as conducted prior to the Closing by Seller.

         "Closing" shall have the meaning set forth in Section 1.8 hereof.

         "Closing Date" shall mean the time and date that the Closing occurs.

         "Code" shall mean the United States Internal Revenue Code of 1986, as amended, and all regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         "Consents" shall mean all consents, approvals, and estoppels of others which are required to be obtained in order to effect the valid assignment, transfer, and conveyance to Purchaser of the Material Contracts without resulting in any default thereunder.

         "Contracts" shall mean all contracts, agreements, and leases of equipment or other personal property that relate exclusively to the Business.

         "Default" shall mean an event of default as defined in any contract or other agreement or instrument, or any event which, with the passage of time or giving of notice or both, would constitute an event of default or other breach under such document or instrument.

         "Disclosure Memorandum" shall mean the set of numbered schedules referencing Sections of this Agreement delivered by Seller and dated of even date herewith, as supplemented by new or amended schedules delivered by Seller prior to the Closing.

         "Effective  Time"  shall  have the  meaning  set forth in  Section  1.2 hereof.

         "Environmental Laws" shall mean all federal, state, municipal, and local laws, statutes, ordinances, rules, regulations, conventions, and decrees relating to the environment, including without limitation, those relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic, or Hazardous Materials or wastes of every kind and nature into the environment (including without limitation ambient air, surface water, ground water, soil, and subsoil), or otherwise relating to the manufacture, generation, processing, distribution, application, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic, or hazardous substances or wastes, and any and all laws, rules, regulations, codes, directives, orders, decrees, judgments, injunctions, consent agreements, stipulations, provisions, and conditions of Environmental Permits, licenses, injunctions, consent agreements, stipulations, certificates of authorization, and other operating authorizations, entered, promulgated, or approved thereunder.

         "Environmental Permits" shall mean all permits, licenses, certificates, approvals, authorizations, regulatory plans or compliance schedules required by applicable Environmental Laws, or issued by a Government pursuant to applicable Environmental Laws, or entered into by agreement of the party to be bound, relating to activities that affect the environment, including without limitation, permits, licenses, certificates, approvals, authorizations, regulatory plans and compliance schedules for air emissions, water discharges, pesticide and herbicide or other agricultural chemical storage, use or application, and Hazardous Material or Solid Waste generation, use, storage, treatment and disposal.

         "Forum" shall mean any federal, state, local, municipal, or foreign court, governmental agency, administrative body or agency, tribunal, private alternative dispute resolution system, or arbitration panel.

         "Financial Statements" shall have the meaning set forth in Section 3.4.

         "Government" shall mean any federal, state, local, municipal, or foreign government or any department, commission, board, bureau, agency, instrumentality, unit, or taxing authority thereof.

         "Hazardous Material" shall mean all substances and materials designated as hazardous or toxic as of the date hereof pursuant to any applicable Environmental Law.

         "Knowledge of Seller" (or words of like effect) when used to qualify a representation, warranty, or other statement shall mean the actual knowledge of Seller's executive officers.

         "Liabilities" shall have the meaning set forth in Section 3.12.

         "Material Adverse Effect" shall mean any adverse change in the financial condition, assets, business or operations of any party and its Subsidiaries which is material to such party taken as a whole.

         "Material Contracts" shall mean all Contracts that involve monetary obligations of Seller of more than $10,000 per year or that are not cancelable by Seller upon thirty days notice or less without penalty, a list of which are set forth in the Disclosure Schedule.

         "Minor Contracts" shall mean all Contracts that are not Material Contracts.

         "Orders" shall mean all applicable orders, writs, judgments, decrees, rulings, consent agreements, and awards of or by any Forum or entered by consent of the party to be bound.

         "Permits" shall mean all rights of Seller under any licenses of every kind, certificates of occupancy, and permits or approvals of any nature, from any Government which relate exclusively to the Business, or the property.

         "Person" shall include an individual, a partnership, a joint venture, a
corporation,   a  limited   liability   company,   a  trust,  an  unincorporated
organization, a government, and any other legal entity.

         "Property" shall mean the improvements owned or leased by the Company and all buildings, fixtures, signs, parking facilities, and other improvements located thereon and appurtenances thereto.

         "Schedules"   shall  mean  the  numbered  sections  of  the  Disclosure
Memorandum.

         "Solid Waste" shall mean any garbage, refuse, sludge from a waste treatment plant, water supply treatment plant, or air pollution control facility, and other discarded material, including solid, liquid, semisolid, or contained gaseous material resulting from industrial, commercial, mining, and agricultural operations, and from community activities.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year set forth above.

                                           RESTAURANT TEAMS INTERNATIONAL, INC.,
                                           a Texas corporation


                                           By: /s/ Curtis A. Swanson
                                                   --------------------------
                                                   Curtis A. Swanson
                                                   Executive Vice President

                                           REGULATORY SOLUTIONS, INC.
                                           a Texas corporation

                                           By: /s/ Johann Wasserman
                                                   --------------------------
                                                   Johann Wasserman
                                                   President

ATTACHMENT 2

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT is entered into as of the 7th day of February, 2000, by and among Hartan, Inc., ("Hartan"); the undersigned affiliated companies, each of which have filed for Chapter 11 protection in cases that are being jointly administered with the Chapter 11 case of Hartan (the "Affiliates"; Hartan and the Affiliates being hereinafter referred to, collectively, as "Tanners"); and Restaurant Teams International, Inc. ("RTI").


                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, on January 28, 2000 (the "Petition Date"), each of Tanners filed a petition under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code") which are pending as Case Nos. 00-61323-MHM through 00-61329-MHM, for which a request is pending for joint administration (the "Proceedings") in the United States Bankruptcy Court for the Northern District of Georgia, Atlanta Division (the "Bankruptcy Court") and each has entered into this Agreement as a debtor and as a debtor-in-possession; and

         WHEREAS, Tanners desire to sell and RTI desires to purchase all of the assets owned and/or used by Tanners in connection with, associated with, or otherwise necessary for the operation of the eight (8) Tanners restaurants located in metropolitan Atlanta which are operated at the leased premises described on Exhibit "A" attached hereto and incorporated herein (the "Acquired Restaurants") upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein,Tanners and RTI agree as follows:

         1.    RELATED MOTIONS AND AGREEMENTS

         RTI's obligation to purchase assets hereunder are subject to Tanners' filing certain motions and obtaining third party consents and Bankruptcy Court approval as follows:

         1.1 Approval of D.I.P. Financing and Management Agreement. Within three
(3) business days after the commencement of the Proceedings, the Bankruptcy Court shall have approved post-petition financing by RTI in an order (the
"D.I.P.  Financing  Order"),  which grants RTI  superpriority  lien rights under
Section 364(c)(2) and (d) of the Bankruptcy Code and which enables Tanners to maintain the status quo of its business operations for at least ten (10) days after the Petition Date, including, without limitation, maintaining existing employees and restaurant management, on the terms and conditions described in the letter agreement (and attached term sheet) executed by Tanners and RTI on January 27, 2000 and attached hereto as Exhibit "B" (the "Letter Agreement"). Within three (3) business days after the commencement of the Proceedings, the Bankruptcy Court shall have approved the management agreement as described in the Letter Agreement, including the initial indemnity of certain key members of management as described in the Letter Agreement (the "Management Order").

         1.2 Establishment of Sale Procedures and Approval of this Agreement. Within three (3) business days after the commencement of the Proceedings, the Bankruptcy Court shall have entered an order approving the sale procedures, including, but not limited to, the bidding, overbidding, earnest money deposit, and break-up fee provisions as described in the Letter Agreement in form and substance acceptable to RTI (the "Sale Procedures Order"). Within one (1) business day after the Petition Date, Tanners shall have filed a motion for approval of a sale as contemplated under this Agreement and under the Sale Procedures Order. Within ten (10) days after the Petition Date, the Bankruptcy Court shall have entered an order approving the sale of assets to RTI as described in this Agreement, free and clear of all liens or encumbrances, with that order to include certain findings of fact and conclusions of law described more fully in the Letter Agreement and otherwise to be in form and substance reasonably acceptable to RTI (the "Sale Order").

         1.3 Leases for the Acquired Restaurants. Prior to the closing (the "Closing") of the sale of assets to RTI hereunder, Tanners shall endeavor to obtain, with assistance from RTI, the written agreement of the landlords under each of the leases listed for the Acquired Restaurants on Exhibit "A" (the "Restaurant Leases") for modification of each of the Restaurant Leases to allow the waiver of arrearages as of the Petition Date and the consent of each such landlord to assumption and assignment of the Restaurant Leases, as modified, to RTI at the Closing or an agreement to enter into a new leases on such terms as Seller shall deem acceptable in its sole discretion ("New Leases"). Prior to the Closing, Tanners shall file a motion, and obtain court approval, to assume and assign all of the Restaurant Leases (except such Restaurant Leases as to which RTI has entered into New Leases) to RTI in connection with the Closing, with RTI to pay amounts required to cure defaults under the Restaurant Leases which it designates for assumption and assignment hereunder. The order entered by the Bankruptcy Court in connection with assumption and assignment of the Restaurant Leases shall confirm (a) that one of Tanners is presently the tenant under the Restaurant Leases; (b) that each of the Restaurant Leases is in effect and has not been terminated; and (c) that no landlord or other creditor has any valid objection to such assumption and assignment. There may be claims by certain landlords that certain Restaurant Leases were terminated prior to the Petition Date and to the extent that any Restaurant Lease was terminated prior to the Petition Date, Debtors shall not be required to obtain an order authorizing the assumption and assignment of any such Restaurant Lease.

         2.    PURCHASE AND SALE.

         2.1 Acquired Assets. Subject to satisfaction prior to the Closing of the conditions set forth in Sections 1 and 4 hereof, Tanners shall sell, assign, transfer, and deliver to RTI, and RTI shall purchase, acquire and take assignment and delivery of the following assets of Seller (collectively, the "Acquired Assets"):

         (a) All of Tanners' cash, accounts receivable, prepaid charges, and telephone numbers, provided, however, that from such cash Tanners and RTI will establish an escrow in an amount to determined by Tanners and RTI for payment of administrative expense claims incurred from the Petition Date through the Closing, with any payment from the escrow to be made only with the mutual agreement of Tanners and RTI;

         (b) All of Tanners' title to, interest in, and rights under the Restaurant Leases and, to the extent covered by the Restaurant Leases, any and all fixtures, leasehold improvements, machinery, installations, equipment, and other property attached thereto or located thereon (the "Leased Real Property"), and any security deposits, escrow accounts, or utility deposits related to the Restaurant Leases;

         (c) All inventory of Tanners used or useful in the operations of the Acquired Restaurants;

         (d) All fixtures, machinery, equipment, furniture, restaurant or office furnishings, tools, spare parts, and other personal property of Tanners used or useful in the operations of the Acquired Restaurants;

         (e) All right, title and interest of Tanner's in trademarks, trademark rights and interests necessary for the exclusive use of the trademarks "Tanner's", "Tanner's - Home of the Rotisserie" and derivations therefrom in connection with continued operations of the Acquired Restaurants and in connection with expansion of Tanners' restaurant concept in connection with any other restaurants or business operations of RTI or its licensees throughout the United States and the world (collectively, the "Acquired Trademarks");

         (f) All of Tanners' right, title, and interest in, under or to all patents, trademarks, trade names, and copyrights, and applications therefor, owned by or under license to Tanners and used in connection with the Acquired Restaurants, and all inventions, discoveries (whether or not patentable), processes, designs, know-how, trade secrets, proprietary data, intellectual property of all kinds and other technology owned by or under license to any of Tanners and used in connection with operation of the Acquired Restaurants, including without limitation all drawings, plans, specifications, patterns, blueprints, information, knowledge, and procedures used in connection with the design or operation of the Acquired Restaurants (collectively, the "Intellectual Property");

         (g) All of Tanners' rights under any contracts with vendors or other third parties or under any other executory contracts or unexpired leases which, in each case, are identified by RTI prior to the Closing as being appropriate for continued operation of the Acquired Restaurants (collectively, the "Identified Executory Contracts");

         (h) All of Tanners' permits, licenses, and franchises relating to the operation of the Acquired Restaurants, to the extent transfer or assignment is permitted by law;

         (i) All of Tanners' interest in connection with liquor licenses used in connection with operation of the Acquired Restaurants before the Petition Date;

         (j) All of Tanners goodwill relating to the operation of the Acquired Restaurants and the use of the Acquired Trademarks and Intellectual Property;

         (k) All of Tanners' interest in any software, vendor lists programs, and other intangibles used in or related to the operation of the Acquired Restaurants;

         (l) All of Tanners' right, title and interest in any franchise agreements, franchise rights and royalties, including, without limitation, the right to enter into franchises in the future; and

         (m) All of Tanners' rights relating to or arising out of express or implied warranties from the suppliers to the Tanners with respect to equipment, fixtures, or other items included in the Acquired Assets.

         2.2 Excluded Assets. Notwithstanding the foregoing, Tanners are not selling and RTI is not purchasing, pursuant to this Agreement, any tangible or intangible properties, assets or rights of Tanners not specifically included in the Acquired Assets. Without limiting the foregoing, there shall not be sold, assigned, transferred or delivered hereunder any of the following assets of Tanners, and the term "Acquired Assets" shall not include:

         (a)  Any Avoidance Actions; and

         (b) Accounting or tax records and books that the Seller is required to retain pursuant to any statute, rule or regulation, subject however to RTI's right of inspection and access pursuant to this Agreement and RTI's right to copy same.

         3.    PURCHASE PRICE

         3.1 Payment of Purchase  Price.  Subject to  adjustment as described in
Section 3.2 below, RTI shall pay to Tanners as the purchase price for the Acquired Assets (the "Purchase Price") (a) Two Hundred Fifty Thousand Dollars ($250,000) in immediately available funds to such account or accounts as may be specified by Tanners to RTI at least three days prior to the Closing plus (b) forgiveness of management fees and/or debt owed by Tanners to RTI under the D.I.P. Financing Order plus (c) an indemnity (the "Final Indemnity") in favor of the Key Personnel (as hereinafter defined) for certain claims up to a maximum aggregate amount of $125,000 (inclusive of an initial indemnity provided to the Key Personnel under the Management Order).

         3.2 Adjustment of Purchase Price. If an appeal of the Sale Order is filed and RTI agrees to keep this Agreement in place pending such appeal and such appeal is ultimately lost, thereby permitting the sale of Acquired Assets hereunder to proceed, the Purchase Price shall be reduced by an amount equal to all costs and expenses reasonably incurred by RTI in participating in the defense of such appeal and shall be further reduced by an amount calculated at the rate of 10% of the Purchase Price per annum from the date of the filing of the notice of appeal until a final order resolving all issues on appeal, to compensate RTI for RTI's loss of use and lost earnings potential.

         4.    ASSUMPTION OF CERTAIN OBLIGATIONS

         4.1 Assumed Post-Closing Obligations. At the Closing, RTI shall (a) hire all of Tanners' employees and assume the obligation to pay any unpaid, accrued salary due from Tanners to those employees for services before the Closing, including any payroll taxes and related expenses; and (b) assume and agree to pay, perform, fulfill, and discharge, all obligations of Tanners under the Restaurant Leases, as modified as described in Section 1.3, and the Identified Executory Contracts which become due and payable or are required to be performed or fulfilled after the Closing (collectively, the "Assumed Obligations").

         4.2 Excluded Obligations. Notwithstanding anything in this Agreement to the contrary, RTI shall not assume, and shall not be deemed to have assumed, any liability or obligation of Tanners whatsoever whether known or unknown, fixed or contingent and however arising, other than as specifically set forth in Section
4.1 above, it being understood that the Sale Order shall specifically provide that RTI is assuming no liabilities or obligations of Tanners other than the Assumed Obligations. Without limiting the generality of the preceding sentence RTI shall not assume and shall not be deemed to have assumed any liability, whether direct, indirect or contingent, for or in respect of any federal, state, local, or foreign income, capital gains, property transfer, value added, capital stock, franchise or other taxes imposed on Tanners or with respect to the Acquired Assets, including but not limited to, operation of the Acquired Restaurants, which accrued prior to the Closing.

         5.    CLOSING.


         5.1 Time and Place. The Closing, including the transfer and delivery of all documents and instruments necessary to consummate the transactions contemplated by this Agreement shall be held at the offices of Greenberg Traurig, One Buckhead Plaza, 3060 Peachtree Road, Suite 1100, Atlanta, Georgia 30305 at a time and date specified by RTI within the first three (3) business days following satisfaction of the other conditions precedent specified in this Agreement or at such other time (but in any event not later than February 10th, 2000) as RTI and Tanners may agree. Notwithstanding anything to the contrary herein, RTI may delay the Closing pending resolution of an appeal of the Sale Procedures Order or the Sale Order as described in Section 10.1(d) below. The date on which the Closing is actually held hereunder is sometimes referred to herein as the "Closing Date."

         5.2      Transactions at Closing.  At the Closing:

         (a) Tanners shall duly execute and deliver to RTI a bill of sale in form and substance reasonably acceptable to RTI, together with such deeds, certificates of title and other instruments of assignment or transfer with respect to the Acquired Assets as RTI may reasonably request and as may be necessary to vest in RTI good record and marketable title to all of the Acquired Assets, in each case free and clear of any liens, claims, interests, options or encumbrances (collectively "Encumbrances") pursuant to Sections 363(b), (f), and
(m) of the Bankruptcy Code.

         (b) RTI shall pay the Purchase Price on the Closing Date in the manner specified in Section 3.1 above.

         (c) RTI shall duly execute and deliver to Tanners an instrument of assumption in form and substance reasonably acceptable to Tanners with respect to the Assumed Obligations.

         6. REPRESENTATIONS AND WARRANTIES OF TANNERS. Tanners represent and warrant to RTI as follows:

         6.1 Authority; Non-Contravention. Subject to and after giving effect to the approval of the Bankruptcy Court by entry of the Sale Order (a) Tanners have all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; (b) Tanners have obtained all (if any) necessary approvals for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and (c) this Agreement has been duly executed and delivered by Tanners (and assuming due authorization, execution, and delivery by RTI) constitutes Tanners' legal, valid and binding obligations, enforceable against each of them in accordance with its terms.

         6.2 Title to Acquired Assets, Relation to Operation of the Acquired Restaurants. Tanners are the lawful owners of, have good and valid record and marketable title to, and, subject to the approval of the Bankruptcy Court by entry of the Sale Order, have the full right to sell, convey, transfer, assign, and deliver the Acquired Assets to RTI, without any restrictions of any kind whatsoever, free and clear of any and all Encumbrances pursuant to Sections 363(b), (f), and (m) of the Bankruptcy Code. All of the Acquired Assets are entirely free and clear of any security interests, liens, claims, charges, options, mortgages, debts, leases (or subleases). At and as of the Closing, Tanners will convey the Acquired Assets to RTI by deeds, bills of sale, certificates of title and instruments of assignment and transfer effective to vest in RTI, and RTI will have, good and valid record and marketable title to all of the Acquired Assets, free and clear of any and all Encumbrances pursuant to Sections 363(b), (f), and (m) of the Bankruptcy Code.

          6.3 Governmental Consents: Licenses. Except for approval by the Bankruptcy Court, no consent, approval or authorization of, or registration, qualification or filing with, any governmental agency or authority is required for the execution and delivery of this Agreement by Tanners or for the consummation by Tanners of the transactions contemplated hereby.

         6.4 Compensation of and Contracts with Employees. Tanners have no collective bargaining agreement, employment agreement, or other agreement, written or oral, with or pertaining to any currently active employee.

         6.5 Intellectual Property. Tanners have not licensed to any party the right to use any of the Acquired Trademarks or any of the Intellectual Property.

         7. CONDUCT OF BUSINESS PENDING CLOSING. Tanners and RTI covenant and agree that, from and after the date of this Agreement and until the Closing, except as otherwise specifically consented to or approved by the other parties in writing or as contemplated by this Agreement:

         7.1 Full Access. Through the Closing, Tanners will permit RTI and its representatives to examine Tanners' assets, business affairs, and finances and to interview Tanners' officers, directors, employees, and suppliers. Through the Closing, Tanners shall afford to RTI and its representatives full access to all properties, books, records, contracts and documents of Tanners and a full opportunity to make such investigations as RTI or its representatives shall desire to make with respect to the Acquired Restaurants, other Acquired Assets, and Assumed Obligations. Tanners shall furnish or cause to be furnished to RTI and its representatives all such information as Tanners possess or can reasonably obtain with respect to the Acquired Restaurants, the other Acquired Assets, and the Assumed Obligations.

         7.2 Government Filings and Compliance. Tanners and RTI agree to furnish to the other parties such necessary information and reasonable assistance as the other parties may request in connection with the preparation of necessary filings, submissions or permit applications to any governmental agency in connection with the transactions contemplated hereby or in connection with Tanners' conclusion of its obligations in the Proceedings. The parties shall advise the other parties of the filing of each and every of the foregoing and shall provide to each other copies of such of the foregoing filings, submissions or permit applications as do not contain confidential information. Tanners and RTI agree to use reasonable efforts to comply with all applicable requirements of statutes and governmental orders, regulations or rules relating to the transactions contemplated hereby and the Closing hereunder.

         7.3 Operation of Business. Tanners shall maintain the status quo including maintaining existing employees and restaurant management and shall operate the Acquired Restaurants and Tanners' business substantially in the same manner as conducted presently and will take all actions in the ordinary course to keep their business and properties substantially intact, including their present operations. Tanners will not engage in transactions outside the ordinary course of business.

         8. CONDITIONS PRECEDENT TO RTI'S OBLIGATIONS. The obligation of RTI to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions and the conditions set forth in Sections 1.1, 1.2 and 1.3 above (to the extent noncompliance is not waived in writing by RTI):

         8.1 Representations and Warranties True at Closing. The representations and warranties made by Tanners in or pursuant to this Agreement shall be true and correct at and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date.

         8.2 Compliance With Agreement. Tanners shall have performed and complied with all of its obligations under this Agreement to be performed or complied with by it on or prior to the Closing Date.

         8.3 Governmental Approvals. Tanners shall have received all licenses, permits and other governmental approvals deemed necessary in the opinion of RTI's counsel to own the Acquired Assets and operate the Acquired Restaurants.

         8.4 No Restraining Order. No restraining order or injunction or the order of any court or governmental authority shall prevent the transactions contemplated by this Agreement.

         8.5 Bankruptcy Approval. The Bankruptcy Court shall have entered the Sale Procedures Order and the Sale Order, and any of the following shall have occurred: (i) expiration of the time for an appeal therefrom without such appeal having been taken; (ii) if an appeal is taken, denial of such appeal and the expiration of the time for further appeal therefrom without such further appeal having been taken; (iii) failure of the Sale Procedures Order and the Sale Order to have been stayed as of the Closing Date, although an appeal therefrom has been taken, and determination by RTI, in its sole discretion, to consummate the Closing; or (iv) entry of the Sale Procedures Order and the Sale Order, and a determination by RTI, in its sole discretion, to consummate the Closing notwithstanding the failure to occur of the events or conditions specified in the preceding clauses (i),(ii) or (iii).

         8.6 Consent of Third Parties. Each other party to any executory contracts or unexpired leases with any of Tanners under which the transactions contemplated by this Agreement (a) would constitute a default giving rise to a claim for damages or injunctive relief which could materially adversely affect any of the Acquired Assets or the business carried on with any of the Acquired Assets; (b) would accelerate or otherwise modify any obligations which will constitute Assumed Obligations; or (c) would permit cancellation of any of the Restaurant Leases or Identified Executory Contracts, shall have given such consent at no expense to RTI and in form and substance satisfactory to RTI, as may be necessary to permit the consummation of the transactions contemplated by this Agreement without such default, acceleration, modification or cancellation under or of such lease or contract.

         8.7 Assumption and Assignment of Identified Executory Contracts. Tanners shall have obtained an order of the Bankruptcy Court authorizing the assumption and assignment to RTI of any Identified Executory Contracts.

         8.8. Absence of Certain Conditions. There shall not have been any material adverse developments from the date hereof to the date of Closing with respect to the business of Tanners, as determined by RTI, in its discretion, including without limitation, any notice of violation from any governmental authority.

         8.9 Liquor Licenses. RTI shall have received written confirmation as of the Closing Date that Tim Robinson has agreed to continue to act as agent under the liquor licenses used for the Acquired Restaurants after the sale of those restaurants to RTI hereunder until RTI or its nominee has obtained new liquor licenses for those restaurants.

         8.10 Noncompete Agreements. Robinson, Bob Hoffman, Clyde Culp, and Margaret Smoot (collectively, the "Key Personnel") shall have entered into noncompete arrangements with RTI on terms and conditions customary in acquisitions of this type.

         9. CONDITIONS PRECEDENT TO TANNERS' OBLIGATIONS. The obligation of Tanners to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (to the extent noncompliance is not waived in writing by Tanners):

         9.1 Compliance with Agreement. RTI shall have performed and complied with all of its obligations under this Agreement that are to be performed or complied with by it at or prior to the closing.

         9.2 Compliance with Law; No Restraining Order. No restraining order or injunction shall prevent the transactions contemplated by this Agreement, and Tanners and RTI shall have complied with all applicable requirements of statutes and governmental orders, regulations or rules relating to the Closing hereunder.

         9.3 Proceedings and Documents Satisfactory. All proceedings in connection with the transactions contemplated by this Agreement and all certificates and documents delivered to Tanners in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in all respects to Tanners and Tanners' counsel, and Tanners shall have received the originals or certified or other copies of all such records and documents as Tanners may reasonably request.

         9.4 Bankruptcy Court Approval. The Bankruptcy Court shall have entered the Sale Procedures Order and the Sale Order.

         10.      TERMINATION.

         10.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

         (a)      By mutual written consent of Tanners and RTI;

         (b) By RTI, in its sole discretion, if the Bankruptcy Court shall not have issued the Sale Procedures Order and the Sale Order, approving this Agreement and the transactions contemplated hereby, on or before ten (10) days after the Petition Date;

         (c) By RTI, in its sole discretion, if it shall not have obtained satisfactory modifications to the Restaurant Leases as more fully described in subsection 1.3 hereof on or before fifteen (15) days after the Petition Date, and has not waived such condition;

         (d) By RTI, at its election, if an appeal of the Sale Procedures Order or the Sale Order is pending and either of those orders is not stayed pending appeal, in which case, RTI will be entitled to immediate return of up to $100,000.00 loaned to Tanners under the D.I.P. Financing Order with accrued interest and the payment of the break-up fee as described in more detail in the Letter Agreement;

         (e) By RTI or Tanners, if, without fault of the party seeking termination, the Closing shall not have occurred on or before fifteen (15) days after the Petition Date; or

         (f) By RTI or Tanners, if any court of competent jurisdiction in the United States or any other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and non-appealable.

           11. GENERAL PROVISIONS.

           11.1 Expenses. All expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby, including, without limitation, fees and disbursements of attorneys, accountants, and outside advisors, shall be borne by the party incurring such expenses.

           11.2 Further Assurances. If, at any time after the closing, RTI shall consider or be advised that any further instrument of assignment, conveyance or transfer or other document is necessary to vest, perfect or confirm of record in RTI the title to any of the Acquired Assets or otherwise to carry out the provisions of this Agreement, Tanners and or any successor in interest to Tanners shall promptly execute and deliver any and all such instruments, assignments, powers of attorney or other necessary documents and do all such other things necessary to vest, perfect or confirm title to such property or rights in RTI and otherwise to carry out the provisions hereof, within a reasonable period of time after RTI's request and without further cost and expense to RTI.

           11.3 Notices. All notices, demands and other communications hereunder shall be writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or sent by written telecommunication, as follows:


           If to Tanners, to:         Bob Hoffman, Acting C.E.O.
                                      5500 Oakbrook Pkwy, Suite 260
                                      Norcross, GA  30093


           With a copy to:            Richard B. Herzog
                                      Nelson Mullins Riley & Scarborough, LLP
                                      First Union Plaza, Suite 1400
                                      999 Peachtree St., N.E.
                                      Atlanta, GA  30309

           If to RTI, to:             Curtis A. Swanson, C.F.O
                                      RTIN Holdings
                                      911 N.W. Loop 281, Suite 111
                                      Longview, Texas  75604


           With a copy to:            Sheri L. Labovitz, Esq.
                                      Greenberg Traurig
                                      3060 Peachtree Road, NE
                                      Suite 1100
                                      Atlanta, Georgia  30305

         11.4 Entire Agreement. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto.

         11.5 Governing Law. The validity and construction of this Agreement shall be governed by the internal laws (and not the choice-of-law rules) of the State of Georgia.

         11.6 Sections and Section Headings. The headings of sections and subsections are for reference only and shall not limit or control the meaning thereof.

         11.7 Assigns. This Agreement shall be binding and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor the obligations of any party hereunder shall be assignable or transferable by such party without the prior written consent of the other parties hereto; provided, however, that notwithstanding anything to the contrary in this Section 11.7, RTI shall be authorized, without the consent of Tanners, to transfer or assign this Agreement or its rights or obligations hereunder to RTOSF, Inc., a wholly owned subsidiary of RTI or to another entity controlling, under the control of, or under common control with RTI, and, in the case of such an assignment by RTI, all references to RTI herein shall, after such assignment, be deemed to refer to RTI's assignee.

         11.8 No Implied Rights or Remedies. Except as otherwise expressly provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than Tanners and RTI and their respective shareholders, any rights or remedies under or by reason of this Agreement.

         11.9   Counterparts.   This  Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal and delivered by their respective duly authorized officers as of the date and year first above written.

                                     Hartan, Inc.,
                                     Debtor-in-Possession


                                     By: /s/ Robert Hoffman
                                         ---------------------------------------
                                     Title: Acting CEO


                                     Tanner's/Vinings, Inc.
                                     Debtor-in-Possession


                                     By: /s/ Robert Hoffman
                                         ---------------------------------------
                                     Title: Acting CEO


                                     Tanner's/Oaks, Inc.,
                                     Debtor-in-Possession


                                     By: /s/ Robert Hoffman
                                         ---------------------------------------
                                     Title: Acting CEO


                                     Tanner's Mill, Inc.,
                                     Debtor-in-Possession


                                     By: /s/ Robert Hoffman
                                         ---------------------------------------
                                     Title: Acting CEO


                                     Tanner's-Lawrenceville, Inc.,

                                     Debtor-in-Possession


                                     By: /s/ Robert Hoffman
                                         ---------------------------------------
                                     Title: Acting CEO


                                     Tanner's Tucker, Inc.,
                                     Debtor-in-Possession


                                     By: /s/ Robert Hoffman
                                         ---------------------------------------
                                     Title: Acting CEO

                                     Central Administration, Inc. f/k/a Tanner's
                                     Management, Inc.,
                                     Debtor-in-Possession

                                     By: /s/ Robert Hoffman
                                         ---------------------------------------
                                     Title: Acting CEO


                                     Restaurant Teams International, Inc.


                                     By: /s/ Curtis A. Swanson
                                         ---------------------------------------
                                     Title: Executive Vice President

                                   EXHIBIT "A"

                     Restaurant Leases to be Acquired by RTI

1. Vinings - Shopping Center Lease dated 7/21/98 between Riverview Associates, LTD. d/b/a Riverview II, as landlord, and TRC Acquisition Corporation, as tenant, for premises in Riverview II Shopping Center, Cobb County, Georgia

2. Oaks - Fountain Oaks Lease Agreement dated 1/11/89, as extended, between Long Island Associates, Ltd., as landlord, and Tanner's Oaks, Inc., as tenant, for premises in Fountain Oaks, Fulton County, Georgia

3. Emory - Commercial Lease Contract dated 8/27/91, between Rubin Pichulik, as landlord, and Tanner's Mill, Inc., as tenant, for premises at 1371 Clairmont Road, Decatur, Georgia

4. Lawrenceville - Shopping Center Lease dated 2/7/92 between JDN Realty Corporation as the successor of Town Center Associates, as landlord, and Tanner's Lawrenceville, Inc., as tenant, for premises at Lawrenceville Town Center, Gwinnett County, Georgia

5. Tucker - Shopping Center Lease dated 2/28/92 between Fund I and Fund II - Tucker, as landlord, and Tanner's Tucker, Inc., as tenant, for premises at Heritage Place, _________ County, Georgia

6. Suwanee - Lease dated 8/1/97 between Suwanee Point, L.L.C., a Georgia limited liability company, as landlord, and TRC Acquisition Corporation, as tenant, for premises in Suwanee Point Shopping Center, ________ County, Georgia

7. Fayetteville - Lease Agreement dated 6/24/98 between Epic X, LLC, as landlord, and TRC Acquisition Corporation, as tenant, for land and improvements at 94 Pavillion Parkway, Fayetteville, Fayette County, Georgia 30214

8. Towne Lake - Shopping Center Lease dated October 20, 1998, between The Means Brothers, LLC, as landlord and TRC Acquisition Corp., as tenant, for premises at The Shops at Towne Lake, Woodstock, Cherokee Georgia.

                           BILL OF SALE AND ASSIGNMENT

                            AND RELATED UNDERTAKINGS

         THIS BILL OF SALE AND ASSIGNMENT AND RELATED UNDERTAKINGS (the "Bill of Sale") is made this 9th day of February, 2000, by and between Hartan, Inc., Tanner's/Vinings, Inc., Tanner's/Oaks, Inc., Tanner's Mill, Inc., Tanner's-Lawrenceville, Inc., Tanner's-Tucker, Inc., and Central Administration, Inc. f/k/a Tanner's Management, Inc. (collectively "Sellers") and RTOSF, a Texas corporation, ("Buyer") as the assignee of Restaurant Teams International, Inc. ("RTI").

         Pursuant to the terms of that certain Asset Purchase Agreement between RTI and Sellers, dated as of February 2, 2000, as assigned by RTI to Buyer, by Assignment of Asset Purchase Agreement dated as of February 7, 2000 (as assigned, "Asset Purchase Agreement"), and in consideration of the mutual covenants, conditions and agreements set forth in the Asset Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

         1. CONVEYANCE. Sellers hereby sell, assign, convey, transfer and deliver to Buyer the following described assets and property, each of which is defined in the Asset Purchase Agreement (collectively, the "Acquired Assets"), with all capitalized terms not otherwise defined herein to have the meaning ascribed to such term in the Asset Purchase Agreement:

         (a) All of Sellers' cash, accounts receivable, prepaid charges, and telephone numbers;

         (b) All of Sellers' title to, interest in, and rights in connection with any and all fixtures, leasehold improvements, machinery, installations, equipment, and other property attached to or located on the Leased Real Property, and any security deposits, escrow accounts, or utility deposits related to the eight (8) leases listed on Exhibit "A" attached hereto and incorporated herein (the "Restaurant Leases");

         (c) All inventory of Sellers used or useful in the operations of the Acquired Restaurants;

         (d) All fixtures, machinery, equipment, furniture, restaurant or office furnishings, tools, spare parts, and other personal property of Sellers used or useful in the operations of the Acquired Restaurants, including, but not limited to, those items located at the Sellers' warehouse and office, and those items set forth on Exhibit "B" attached hereto and made a part hereof;

         (e) All right, title and interest of Sellers in trademarks, trademark rights and interests necessary for the exclusive use of the trademarks "Tanner's", "Tanner's - Home of the Rotisserie" and derivations therefrom in connection with continued operations of the Acquired Restaurants and in connection with expansion of the Sellers' restaurant concept in connection with any other restaurants or business operations of Buyer or its licensees throughout the United States and the world (collectively, the "Acquired Trademarks");

         (f) All of Sellers' right, title, and interest in, under or to all patents, trademarks, trade names, and copyrights, and applications therefor, owned by or under license to Sellers and used in connection with the Acquired Restaurants, and all inventions, discoveries (whether or not patentable), processes, designs, know-how, trade secrets, proprietary data, intellectual property of all kinds and other technology owned by or under license to any of the Sellers and used in connection with operation of the Acquired Restaurants, including without limitation all drawings, plans, specifications, patterns, blueprints, information, knowledge, and procedures used in connection with the design or operation of the Acquired Restaurants (collectively, the "Intellectual Property");

         (g) All of Sellers' rights under the following executory contracts, subject to Bankruptcy Court approval of the assumption and assignment of such executory contracts to Buyer following the Closing: Tanner's Catering License
                  Agreement dated August 29. 1999, by and between Hartan, Inc., and Stox Inc. (the "Catering Agreement") and agreement by and among Hartan, Inc., Tanners Lilburn, Inc., Tanners Restaurant Group, Inc., Tim Peterson, and William Alexander concerning franchising of store known as 521 Indian Trail Road, Lilburn, Georgia 30047 (the "Lilburn Franchise Agreement");

         (h) All of Sellers' permits, licenses, and franchises relating to the operation of the Acquired Restaurants, to the extent transfer or assignment is permitted by law;

         (i) All of Sellers' interest in connection with liquor licenses used in connection with operation of the Acquired Restaurants before the Petition Date;

         (j) All of Sellers' goodwill relating to the operation of the Acquired Restaurants and the use of the Acquired Trademarks and Intellectual Property;

         (k) All of Sellers' interest in any software, vendor lists, programs, and other intangibles used in or related to the operation of the Acquired Restaurants;

         (l) In addition to Sellers' interest in the Lilburn Franchise Agreement and the Catering Agreement, all of Sellers' right, title and interest in any franchise agreements, franchise rights and royalties, including, without limitation, the right to enter into franchises in the future; and

         (m) All of Sellers' rights relating to or arising out of express or implied warranties from the suppliers to Sellers with respect to equipment, fixtures, or other items included in the Acquired Assets.

         Notwithstanding the foregoing, the parties acknowledge that "Acquired Assets" sold, assigned, and transferred to Buyer hereunder do not include (i) any causes of action arising under Sections 544, 545, 457, 548, 549, 550, 551, 552 or 553 of the Bankruptcy Code (ii) any accounting or tax records and books that the Sellers are required to retain pursuant to any statute, rule or regulation, subject however to Buyer's right of inspection and access pursuant to the Asset Purchase Agreement and Buyer's right to copy same; (iii) that certain Promissory Note dated August 29, 1999, made by Stox, Inc. in the original principal amount of $106,000; (iv) that certain Promissory Note dated July 1, 1999, made by ALTIM, LLC in the original principal amount of $22,000; and (v) any fixtures machinery, equipment, furniture, restaurant or office furnishings, tools, spare parts, and other personal property of Sellers located at the Canton or Athens restaurants.

         2. ACCEPTANCE AND ASSUMPTION. Buyer hereby accepts the foregoing sale and assignment and agrees to assume the Sellers' obligations under the Catering Agreement and the Lilburn Franchise Agreement and any Restaurant Leases assumed and assigned to Buyer as contemplated herein, subject to approval of such assumption and assignment by the Bankruptcy Court after the Closing. Buyer hereby indemnifies Sellers against any and all liability for expenses incurred after the Petition Date through the date hereof in the ordinary course of operating the Acquired Restaurants, including, but not limited to payroll and payroll related expenses relating to the employees of the Acquired Restaurants, utilities and rental under the Restaurant Leases accruing after the Petition Date.

         3. WARRANTY OF TITLE; TRANSFER FREE AND CLEAR OF LIENS. Sellers warrant that they have good and marketable title to the Acquired Assets. By execution below, Tanners Restaurant Group, Inc. ("TRG"), acknowledges that it has no right to receive any payments or any continuing interest in the Lilburn Franchise Agreement. The parties acknowledge that this Bill of Sale is intended to transfer the Acquired Assets to the Buyer "free and clear" of liens pursuant to the Bankruptcy Court's Order approving the Sale Motion as a sale complying with
Section 363 (b), (f), and (m) of the Bankruptcy Code.

         4. TRANSFER OF CASH. Sellers and TRG agree to authorize SunTrust and all other banks where any accounts of the Sellers and TRG were maintained before or after the Petition Date, including, but not limited to those accounts described on Exhibit "C" attached hereto and made a part hereof (collectively, the "Accounts") to pay to Buyer all amounts deposited or clearing in such Accounts based on operations or contractual rights of the Sellers before the Petition Date through the Closing.

         The Sellers obligation under this Section 4 is intended to, and shall, survive the Closing.

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale as of the date first above written.

                                    "SELLER"

                                    Hartan, Inc.,

                                    Debtor-in-Possession

                                    By: /s/ Robert Hoffman
                                        ----------------------------
                                          Title: Acting CEO

                                    Tanner's/Vinings, Inc.
                                    Debtor-in-Possession

                                    By: /s/ Robert Hoffman
                                        ----------------------------
                                          Title: Acting CEO

                                    Tanner's/Oaks, Inc.,
                                    Debtor-in-Possession

                                    By: /s/ Robert Hoffman
                                        -----------------------------
                                          Title: Acting CEO

                                    Tanner's Mill, Inc.,
                                    Debtor-in-Possession

                                    By: /s/ Robert Hoffman
                                        ----------------------------
                                          Title: Acting CEO

                                    Tanner's-Lawrenceville, Inc.,
                                    Debtor-in-Possession

                                    By: /s/ Robert Hoffman
                                        ----------------------------
                                          Title: Acting CEO

                                    Tanner's Tucker, Inc.,
                                    Debtor-in-Possession

                                    By: /s/ Robert Hoffman
                                        ----------------------------
                                          Title: Acting CEO

                     [SIGNATURES CONTINUE ON FOLLOIWNG PAGE]

                                    Central Administration, Inc. f/k/a Tanner's
                                    Management, Inc.,
                                    Debtor-in-Possession

                                    By: /s/ Robert Hoffman
                                        ----------------------------
                                    Title: Acting CEO

                                    BUYER:

                                    RSTOF, Inc.

                                    By: /s/ Curtis A. Swanson
                                        -----------------------------------
                                            Title: Executive Vice President

                                    FOR THE LIMITED PURPOSE
                                    DESCRIBED IN SECTION 3 AND 4 ABOVE:

                                    Tanners Restaurant Group, Inc.

                                    By: /s/ Robert Hoffman
                                        -----------------------------------
                                          Title: Acting CEO

                                   EXHIBIT "A"

1. Vinings - Shopping Center Lease dated 7/21/98 between Riverview Associates, LTD. d/b/a Riverview II, as landlord, and TRC Acquisition Corporation, as tenant, for premises in Riverview II Shopping Center, Cobb County, Georgia

2. Oaks - Fountain Oaks Lease Agreement dated 1/11/89, as extended, between Long Island Associates, Ltd., as landlord, and Tanner's Oaks, Inc., as tenant, for premises in Fountain Oaks, Fulton County, Georgia

3. Emory - Commercial Lease Contract dated 8/27/91, between Rubin Pichulik, as landlord, and Tanner's Mill, Inc., as tenant, for premises at 1371 Clairmont Road, Decatur, Georgia

4. Lawrenceville - Shopping Center Lease dated 2/7/92 between JDN Realty Corporation as the successor of Town Center Associates, as landlord, and Tanner's Lawrenceville, Inc., as tenant, for premises at Lawrenceville Town Center, Gwinnett County, Georgia

5. Tucker - Shopping Center Lease dated 2/28/92 between Fund I and Fund II - Tucker, as landlord, and Tanner's Tucker, Inc., as tenant, for premises at Heritage Place, _________ County, Georgia

6. Suwanee - Lease dated 8/1/97 between Suwanee Point, L.L.C., a Georgia limited liability company, as landlord, and TRC Acquisition Corporation, as tenant, for premises in Suwanee Point Shopping Center, ________ County, Georgia

7. Fayetteville - Lease Agreement dated 6/24/98 between Epic X, LLC, as landlord, and TRC Acquisition Corporation, as tenant, for land and improvements at 94 Pavillion Parkway, Fayetteville, Fayette County, Georgia 30214

8. Towne Lake - Shopping Center Lease dated October 20, 1998, between The Means Brothers, LLC, as landlord and TRC Acquisition Corp., as tenant, for premises at The Shops at Towne Lake, Woodstock, Cherokee Georgia.